                                                                     Exhibit 1.2


                               21,275,000 Shares
                  (subject to increase up to 24,466,250 shares
                      in the event of an oversubscription)


                        Richmond County Financial Corp.
                            (a Delaware corporation)


                                  Common Stock
                          (par value $0.01 per share)


                                AGENCY AGREEMENT


                                                               November __, 1997


Sandler O'Neill & Partners, L.P.
Two World Trade Center, 104th Floor
New York, New York 10048

Ladies and Gentlemen:

     Richmond County Financial Corp., a Delaware corporation (the "Company"), and Richmond County Savings Bank, a New York State chartered savings bank (the "Bank"), hereby confirm their agreement with Sandler O'Neill & Partners, L.P. ("Sandler O'Neill" or the "Agent") with respect to the offer and sale by the Company of 21,275,000 shares (subject to increase up to 24,466,250 shares in the event of an oversubscription) of the Company's Common Stock, par value $0.01 per share (the "Common Stock"). The shares of Common Stock to be sold by the Company in the Offering (as hereinafter defined) are hereinafter called the "Securities." In addition, as described herein, the Company expects to contribute shares of Common Stock in an amount equal to 8% of the shares of Common Stock sold in the Offerings (as hereinafter defined) to the Richmond County Savings Foundation (the "Foundation"), such shares hereinafter being referred to as the "Foundation Shares."

     The Securities are being offered for sale and the Foundation Shares are being contributed in accordance with the plan of conversion (the "Plan") adopted by the Board of Trustees of the Bank pursuant to which the Bank intends to convert from a New York State chartered mutual savings bank to a New York State chartered stock savings bank and issue all of its stock to the Company.
Pursuant to the Plan, the Company is offering to certain of the Bank's depositors and to the Bank's tax qualified employee benefit plans (the "Employee Plans"), including The Richmond County Savings Bank Employee Stock Ownership Plan (the "ESOP"), rights to subscribe for the Securities in a subscription offering (the "Subscription Offering"). To the extent Securities are not subscribed for in the Subscription Offering, such Securities may be offered to certain members of the general public in a direct community offering (the "Community Offering" and, together with the Subscription Offering, as each may be extended or reopened from time to time, the "Subscription/Community Offering") [to be commenced concurrently with the Subscription Offering.] It is currently anticipated by the Company and the Bank that any Securities not subscribed for in the Subscription/Community Offering will be offered, subject to Section 2 hereof, in a syndicated community offering (the "Syndicated Community Offering"). The Subscription/Community Offering and the Syndicated Community Offering are hereinafter referred to, collectively, as the "Offerings," and the conversion of the Bank from mutual to stock form, the acquisition of all of the outstanding capital stock of the Bank by the Company and the Offerings are hereinafter referred to, collectively, as the "Conversion." It is acknowledged that the number of Securities to be sold in the Offerings may be increased or decreased as described in the Prospectus (as hereinafter defined). If the number of Securities is increased or decreased in accordance with the Plan, the term "Securities" shall mean such greater or lesser number, where applicable.

     In connection with the Conversion and pursuant to the terms of the Plan as described in the Prospectus, the Company has established the Foundation. Immediately following the consummation of the Conversion, [subject to the approval of the establishment of the Foundation by the depositors of the Bank] and subject to compliance with certain conditions as may be imposed by regulatory authorities, the Company will contribute newly issued shares of Common Stock in an amount equal to 8% of the Securities sold in the Offering, or between 1,258,000 and 1,702,000 shares of Common Stock (subject to increase in certain circumstances to 1,957,300 shares).

     The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (No. 333-37009) including a prospectus for the registration of the Securities and the Foundation Shares under the Securities Act of 1933, as amended (the "1933 Act"), has filed such amendments thereto, if any, and such amended prospectuses as may have been required to the date hereof by the Commission in order to declare such registration statement effective, and will file such additional amendments thereto and such amended prospectuses and prospectus supplements as may hereafter be required. Such registration statement (as amended to date, if applicable, and as from time to time amended or supplemented hereafter) and the prospectus constituting a part thereof (including, in each case, all documents incorporated or deemed to be incorporated by reference therein, and the information, if any, deemed to be part thereof pursuant to the rules and regulations of the Commission under the 1933 Act, as from time to time amended or supplemented pursuant to the 1933 Act or otherwise (the "1933 Act Regulations")), are hereinafter referred to as the "Registration Statement" and the "Prospectus," respectively, except that if any revised prospectus shall be used by the Company in connection with the Subscription/Community Offering or the Syndicated Community Offering which differs from the Prospectus on file with the Commission at the time the Registration Statement becomes effective (whether or not such revised prospectus is required to be filed by the

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

Company pursuant to Rule 424(b) of the 1933 Act Regulations), the term "Prospectus" shall refer to such revised prospectus from and after the time it is first provided to the Agent for such use.

     Concurrently with the execution of this Agreement, the Company is delivering to the Agent copies of the Prospectus to be used in the Subscription/Community Offering. Such Prospectus contains information with respect to the Bank, the Company and the Common Stock.

Section 1.   Representations and Warranties.

        (a) The Company and the Bank jointly and severally represent and warrant to the Agent as of the date hereof as follows:

             (i) The Registration Statement has been declared effective by the Commission, no stop order has been issued with respect thereto and no proceedings therefor have been initiated or, to the knowledge of the Company and the Bank, threatened by the Commission. At the time the Registration Statement became effective and at the Closing Time referred to in Section 2 hereof, the Registration Statement complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus at the date hereof does not, and at the Closing Time referred to in Section 2 hereof will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Prospectus made in reliance upon and in conformity with information with respect to the Agent furnished to the Company in writing by the Agent expressly for use in the Prospectus (the "Agent Information," which the Company and the Bank acknowledge appears only in the first two paragraphs and the last paragraph of the section captioned "The Conversion--Marketing and Underwriting Arrangements" of the Prospectus).

             (ii) The Company has filed with the Office of Thrift Supervision, Department of the Treasury (the "OTS") the Company's application for approval of its acquisition of the Bank (the "Holding Company Application") on Form H-
                      (e)1-S promulgated under the savings and loan holding company provisions of the Home Owners' Loan Act, as amended ("HOLA") and the regulations promulgated thereunder. The Company has received written notice from the OTS of its approval of the acquisition of the Bank, such approval remains in full force and effect and no order has been issued by the OTS suspending or revoking such approval and no proceedings therefor have been initiated or, to the knowledge of the Company or the Bank, threatened by the OTS. At the date of such approval and the Closing Time, the Holding Company Application complied in all material respects with the applicable provisions of HOLA and the regulations promulgated thereunder.

             (iii) Pursuant to the General Regulations of the Banking Board of the State of New York and the rules and regulations of the Federal Deposit Insurance Corporation (the "FDIC") governing the conversion of New York State chartered mutual savings banks to stock form (the "Conversion Regulations"), the Bank has filed with the Superintendent of Banks of the State of New York (the "Superintendent") an application for conversion on Form 86-AC, and filed with the FDIC a Notice of Conversion, including the Form 86-AC, and has filed such amendments thereto and supplementary materials as may have been required to the date hereof (such application, as amended to date, if applicable, and as from time to time amended or supplemented hereafter, is hereinafter referred to as the "Conversion Application"), including copies of the Bank's Proxy Statement, to be dated _______________, 1997, relating to the Conversion (the "Proxy Statement"), and the Prospectus. The Superintendent has, by order dated _____________, 1997, approved the Conversion Application, such order remains in full force and effect and no order has been issued by the Superintendent suspending or revoking such order and no proceedings therefor have been initiated or, to the knowledge of the Company or the Bank, threatened by the Superintendent. The FDIC has, by letter dated _______________, 1997, issued a letter of intent not to object to the Conversion, such letter remains in full force and effect and no letter or order has been issued by the FDIC suspending or revoking such letter and no proceedings therefor have been initiated or, to the knowledge of the Company or the Bank, threatened by the FDIC. At the date of such approval by the Superintendent, at the date of the FDIC letter of intent not to object and at the Closing Time referred to in Section 2, the Conversion Application complied and will comply in all material respects with the applicable provisions of the Conversion Regulations.

             (iv) At the time of their use, the Proxy Statement and any other proxy solicitation materials will comply in all material respects with the applicable provisions of the Conversion Regulations and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company and the Bank will promptly file the Prospectus and any supplemental sales literature with the Commission, the Superintendent and the FDIC. The Prospectus and all supplemental sales literature, as of the date the Registration Statement became effective and at the Closing Time referred to in Section 2, complied and will comply in all material respects with the applicable requirements of the Conversion Regulations and, at or prior to the time of their first use, will have received all required authorizations of the Superintendent and the FDIC for use in final form.

             (v) Neither the Commission, the Superintendent, nor the FDIC has, by order or otherwise, prevented or suspended the use of the Prospectus or any supplemental sales literature authorized by the Company or the Bank for use in connection with the Offerings.

             (vi) At the Closing Time referred to in Section 2, the Company and the Bank will have completed the conditions precedent to the Conversion and the establishment of the Foundation in accordance with the Plan, the applicable Conversion Regulations and all other applicable laws, regulations, decisions and orders, including all material terms, conditions and requirements precedent to the Conversion imposed upon the Company or the Bank by the OTS, the Superintendent, the FDIC or any other regulatory authority, other than those which the regulatory authority permits to be completed after the Conversion.

             (vii) Keller & Company, which prepared the valuation of the Bank as part of the Conversion, satisfies all requirements for an appraiser set forth in the Conversion Regulations and any interpretations or guidelines issued by the Superintendent and the FDIC with respect thereto; and William M. Mercer, Incorporated, which prepared the opinion filed as Exhibit 9(f) of the Conversion Application as required by the Conversion Regulations, satisfies all requirements for an "independent executive compensation expert" within the meaning of the Conversion Regulations.

             (viii) The accountants who certified the financial statements and supporting schedules of the Bank included in the Registration Statement have advised the Company and the Bank that they are independent public accountants within the meaning of the Code of Ethics of the American Institute of Certified Public Accountants; and such accountants are, with respect to the Company, the Bank and each subsidiary of the Bank, independent certified public accountants as required by the 1933 Act and the 1933 Act Regulations.

             (ix) The only subsidiaries of the Bank are RCSB Corp. and Richmond Enterprises, Inc.(the "Subsidiaries").

             (x) The consolidated financial statements and the related notes thereto included in the Registration Statement and the Prospectus present fairly the consolidated financial position of the Bank and the Subsidiaries as at the dates indicated and the results of operations, retained earnings and cash flows for the periods specified and comply as to form in all material respects with the applicable accounting requirements of the 1933 Act

                      Regulations and the Conversion Regulations; except as otherwise stated in the Registration Statement, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis; and the supporting schedules and tables included in the Registration Statement present fairly the information required to be stated therein.

             (xi) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein (A) there has been no material adverse change in the financial condition, results of operations or business of the Company, the Bank and the Subsidiaries, taken as a whole, whether or not arising in the ordinary course of business, and (B) except for transactions specifically referred to or contemplated in the Prospectus, there have been no transactions entered into by the Company, the Bank or the Subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company, the Bank and the Subsidiaries, taken as a whole.

             (xii) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in the State of New York and in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the financial condition, results of operations or business of the Company, the Bank and the Subsidiaries, taken as a whole.

             (xiii) Upon consummation of the Conversion and the contribution of the Foundation Shares as described in the Prospectus, the authorized, issued and outstanding capital stock of the Company will be within the range as set forth in the Prospectus under "Capitalization" (except for subsequent issuances, if any, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus); no shares of Common Stock have been or will be issued and outstanding prior to the Closing Time referred to in
                      Section 2; at the time of Conversion, the Securities will have been duly authorized for issuance and, when issued and delivered by the Company pursuant to the Plan against payment of the consideration calculated as set forth in the Plan and stated on the cover page of the Prospectus, will be duly and validly issued and fully paid and non-assessable; the terms and provisions of the Common Stock and the capital stock of the Company conform to all statements relating thereto contained in the Prospectus; the certificates representing the shares of Common Stock will conform with the requirements of applicable laws and regulations; and the issuance of the Securities is not subject to preemptive or other similar rights.

             (xiv) The Bank, as of the date hereof, is a New York State chartered savings bank in mutual form and upon consummation of the Conversion will be a New York State chartered savings bank in stock form, in both instances with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus; the Company, the Bank and the Subsidiaries have obtained all licenses, permits and other governmental authorizations currently required for the conduct of their respective businesses or required for the conduct of their respective businesses as contemplated by the Holding Company Application and the Conversion Application, except where the failure to obtain such licenses, permits or other governmental authorizations would not have a material adverse effect on the financial condition, results of operations or business of the Company, the Bank or the Subsidiaries, taken as a whole; all such licenses, permits and other governmental authorizations are in full force and effect, and the Company, the Bank and the Subsidiaries are in all material respects in compliance therewith; neither the Company, the Bank nor the Subsidiaries has received notice of any proceeding or action relating to the revocation or modification of any such license, permit or other governmental authorization which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, might have a material adverse effect on the financial condition, results of operations or business of the Company, the Bank and the Subsidiaries, taken as a whole; and the Bank is in good standing under the laws of the State of New York and is qualified as a foreign corporation in any jurisdiction in which the failure to so qualify would have a material adverse effect on the financial condition, results of operations or business of the Company, the Bank and the Subsidiaries, taken as a whole.

             (xv) The deposit accounts of the Bank are insured by the FDIC up to the applicable limits and, upon consummation of the Conversion, the liquidation account for the benefit of eligible account holders will be duly established in accordance with the requirements of the Conversion Regulations. The Bank is a "qualified thrift lender" within the meaning of 12 U.S.C. (S) 1467a(m).

             (xvi) Upon consummation of the Conversion, the authorized capital stock of the Bank will be 75,000,000 shares of common stock, par value $0.01 per share (the "Bank Common Stock"), and 5,000,000 shares of preferred stock, par value $0.01 per share (the "Bank Preferred Stock"), and the issued and outstanding capital stock of the Bank will be [1,000] shares of Bank Common Stock; no shares of Bank Common Stock or Bank Preferred

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                      Stock have been or will be issued and outstanding prior to the Closing Time referred to in Section 2; the shares of Bank Common Stock to be issued to the Company will have been duly authorized for issuance and, when issued and delivered by the Bank pursuant to the Plan against payment of the consideration calculated as set forth in the Plan and as described in the Prospectus, will be duly and validly issued and fully paid and nonassessable, and all such Bank Common Stock will be owned beneficially and of record by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance or legal or equitable claim; the terms and provisions of the Bank Common Stock and the Bank Preferred Stock conform to all statements relating thereto contained in the Prospectus, and the certificates representing the shares of Bank
                      Common Stock will conform with the requirements of applicable laws and regulations; and the issuance of the Bank Common Stock is not subject to preemptive or similar rights.

             (xvii) The Foundation has been duly incorporated and is validly existing as a non-stock corporation in good standing under the laws of the State of Delaware with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus; the Foundation will not be a savings and loan holding company within the meaning of 12 C.F.R. Section 574.2(q) as a result of the issuance of shares of Common Stock to it in accordance with the terms of the Plan and in the amounts as described in the Prospectus; no approvals are required to establish the Foundation and to contribute the shares of Common Stock thereto as described in the Prospectus other than those imposed by the Superintendent and the FDIC; except as specifically disclosed in the Prospectus and the Proxy Statement, there are no agreements and/or understandings, written or oral, between the Company and/or the Bank and the Foundation with respect to the control, directly or indirectly, over the voting and the acquisition or disposition of the Foundation Shares; at the time of the Conversion, the Foundation Shares will have been duly authorized for issuance and, when issued and contributed by the Company pursuant to the Plan, will be duly and validly issued and fully paid and non-assessable; and the issuance of the Foundation Shares is not subject to preemptive or similar rights.

             (xviii) Each Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and Prospectus is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on the financial condition, results of operations or business of the Company, the Bank and the Subsidiaries, taken as a whole; the activities of the Subsidiaries are permitted to subsidiaries of a New York State chartered savings bank by the rules, regulations, resolutions and practices of the Superintendent and the FDIC; all of the issued and outstanding capital stock of the Subsidiaries has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Bank directly, free and clear of any security interest, mortgage, pledge, lien, encumbrance or legal or equitable claim.

             (xix) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate action of the Company and the Bank, and this Agreement has been duly executed and delivered by, and is the valid and binding agreement of, the Company and the Bank, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency or other laws affecting the enforceability of the rights of creditors generally and judicial limitations on the right of specific performance and except as the enforceability of indemnification and contribution provisions may be limited by applicable securities laws.

             (xx) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein do not and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, the Bank or the Subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company, the Bank and the Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company, the Bank or the Subsidiaries is subject, except for such defaults that would not, individually or in the aggregate, have a material adverse effect on the financial condition, results of operations or business of the Company, the Bank and the Subsidiaries, taken as whole, nor will such action result in any violation of the provisions of the certificate of incorporation, organization certificate, articles of incorporation or charter, as the case may be, or bylaws of the Company, the Bank or any of the Subsidiaries or any applicable law, regulation or administrative or court decree.

             (xxi) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus and prior to the Closing Time, except as otherwise may be specifically described or contemplated therein, none of the Company, the Bank or the Subsidiaries will have (A) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money, except borrowings in the ordinary course of business from the same or similar sources indicated in the Prospectus, or (B) entered into any transaction or series of transactions which is material in light of the business of the Company, the Bank and the Subsidiaries, taken as a whole, excluding the origination, purchase and sale of loans or the purchase or sale of investment securities or mortgaged-backed securities in the ordinary course of business.

             (xxii) No approval of any regulatory or supervisory or other public authority is required in connection with the execution and delivery of this Agreement or the issuance of the Securities and the Foundation Shares (except for the declaration of effectiveness of any required post effective amendment to the Registration Statement by the Commission, approval thereof by the Superintendent and non-objection by the FDIC), which has not been obtained and a copy of which has been delivered to the Agent, except for the issuance of the restated organization certificate by the Superintendent and as may be required under the securities laws of various jurisdictions.

             (xxiii) Neither the Company, the Bank nor any of the Subsidiaries is in violation of its certificate of incorporation, restated organization certificate, articles of incorporation, charter or bylaws, as the case may be (and the Bank will not be in violation of its restated organization certificate or bylaws in stock form upon consummation of the Conversion); neither the Company, the Bank nor any of the Subsidiaries is in default (nor has any event occurred which, with notice or lapse of time, or both, would constitute a default) in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company, the Bank or the Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company, the Bank or the Subsidiaries is subject, except for such defaults that would not, individually or in the aggregate, have a material adverse effect on the financial condition, results of operations or business of the Company, the Bank and the Subsidiaries, taken as a whole; and there are no contracts or documents of the Company, the Bank or any of the Subsidiaries which are required to be filed as exhibits to the Registration Statement or the Conversion Application which have not been so filed.

             (xxiv) No labor dispute with the employees of the Company, the Bank or any of the Subsidiaries exists or, to the knowledge of the Company or the Bank, is threatened; and the Company and the Bank are not aware of any existing or threatened labor disturbance by the employees of any of their principal suppliers or contractors which might be expected to result in any material adverse change in the financial condition, results of operations or business of the Company, the Bank and the Subsidiaries, taken as a whole.

             (xxv) Each of the Company, the Bank and the Subsidiaries has good and marketable title to all properties and assets for which ownership is material to its business and to those properties and assets described in the Prospectus as owned by it, free and clear of all liens, charges, encumbrances or restrictions, except such as are described in the Prospectus or are not material in relation to the business of the Company, the Bank and the Subsidiaries, taken as a whole; and all of the leases and subleases material to the business of the Company, the Bank and the Subsidiaries, taken as a whole, under which the Company, the Bank or any of the Subsidiaries holds properties, including those described in the Prospectus, are the legal, valid and binding agreements of the Company, the Bank or the Subsidiaries, enforceable in accordance with their terms.

             (xxvi) Neither the Company, the Bank nor any of the Subsidiaries is in violation of any directive from the OTS, the Superintendent or the FDIC to make any material change in the method of conducting its business; the Bank and the Subsidiaries have conducted and are conducting their businesses so as to comply with all applicable statutes, regulations and administrative and court decrees (including, without limitation, all regulations, decisions, directives and orders of the Superintendent and the FDIC).

             (xxvii) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company or the Bank, threatened, against or affecting the Company, the Bank or any of the Subsidiaries which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might result in any material adverse change in the financial condition, results of operations or business of the Company, the Bank and the Subsidiaries, taken as a whole, or which might materially and adversely affect the properties or assets thereof, or which might materially and adversely affect performance under this Agreement or the consummation of the Conversion; all pending legal or governmental proceedings to which the Company, the Bank or any of the Subsidiaries is a party or of which any of their respective properties or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material; and there are no contracts or documents of the Company, the Bank or any of the Subsidiaries which are required to be filed as exhibits to the Registration Statement or the Conversion Application which have not been so filed.

             (xxviii) The Bank has obtained opinions of its counsel, Muldoon,
                      Murphy & Faucette, with respect to the legality of the Securities to be issued and the Foundation Shares to be issued and the federal income tax consequences of the Conversion, copies of which are filed as exhibits to the Registration

                      Statement; all material aspects of the aforesaid opinions are accurately summarized in the Prospectus; the facts and representations upon which such opinions are based are truthful, accurate and complete in all material respects, and neither the Bank nor the Company has taken or will take any action inconsistent therewith.

             (xxix) The Bank has obtained an opinion of Ernst & Young, LLP, with respect to certain New York State tax consequences of the Conversion (relating to banking franchise tax, sales or use tax, license fee on foreign corporations, stock transfer tax, real property transfer gains tax and real estate transfer tax) and the opinion of Ernst & Young, LLP with respect to the federal income tax consequences of the Foundation, copies of which are filed as exhibits to the Registration Statement; all material aspects of the aforesaid opinions are accurately summarized in the Prospectus; the facts and representations upon which such opinions are based are truthful, accurate and complete in all material respects, and neither the Bank nor the Company has taken or will take any action inconsistent therewith which would in any way affect the aforesaid opinions.

             (xxx) The Company is not required to be registered under the Investment Company Act of 1940, as amended.

             (xxxi) All of the loans represented as assets on the most recent consolidated financial statements or consolidated selected financial information of the Bank included in the Prospectus meet or are exempt from all requirements of federal, state and local law pertaining to lending, including, without limitation, truth in lending (including the requirements of Regulations Z and 12 C.F.R. Part 226 and 12 C.F.R. Section 563.99), real estate settlement procedures, consumer credit protection, equal credit opportunity and all disclosure laws applicable to such loans, except for violations which, if asserted, would not result in a material adverse effect on the financial condition, results of operations or business of the Company, the Bank and the Subsidiaries, taken as a whole.

             (xxxii) With the exception of the Company's intended loan to the ESOP for the purpose of enabling the ESOP to purchase shares of Common Stock in an amount up to 8% of the aggregate of the Foundation Shares and the Common Stock sold in the Offering, none of the Company, the Bank or any employee of the Bank has made any payment of funds of the Company or the Bank as a loan for the purchase of the Common Stock or made any other payment of funds prohibited by law and no funds have been set aside to be used for any payment prohibited by law.

             (xxxiii) The Company, the Bank and the Subsidiaries are in compliance in all material respects with the applicable financial record keeping and reporting requirements of the Currency and Foreign Transaction Reporting Act of 1970, as amended, and the rules and regulations thereunder, and the lending practices of the Bank are and have been in conformity with the Real Estate Settlement Procedures Act, as amended, and the rules and regulations thereunder.

             (xxxiv) Neither the Company, the Bank nor the Subsidiaries nor any properties owned or operated by the Company, the Bank or the Subsidiaries, is in violation of or liable under any Environmental Law (as defined below), except for such violations or liabilities that, individually or in the aggregate, would not have a material adverse effect on the financial condition, results of operations or business of the Company, the Bank and the Subsidiaries, taken as a whole. There are no actions, suits or proceedings, or demands, claims, notices or investigations (including, without limitation, notices, demand letters or requests for information from any environmental agency) instituted or pending or, to the knowledge of the Company or the Bank, threatened relating to the liability of any property owned or operated by the Company, the Bank or the Subsidiaries under any Environmental Law. For purposes of this subsection, the term "Environmental Law" means any federal, state, local or foreign law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any regulatory authority relating to (i) the protection, preservation or restoration of the environment (including, without limitation, air, water, vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (ii) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, whether by type or by quantity, including any material containing any such substance as a component.

             (xxxv) The Company, the Bank and the Subsidiaries have filed all federal income and state and local franchise tax returns required to be filed and have made timely payments of all taxes shown as due and payable in respect of such returns, and no deficiency has been asserted with respect thereto by any taxing authority.

             (xxxvi) The Company has received approval, subject to issuance, to have the Common Stock quoted on the Nasdaq Stock Market (the "Nasdaq National Market") effective at the Closing Time referred to in Section 2 hereof.

             (xxxvii) The Company has filed a registration statement for the
                      Common Stock under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act Registration Statement") and has requested that such registration statement be effective concurrent with the effectiveness of the Registration Statement.

        (b) Any certificate signed by any officer of the Company or the Bank and delivered to either of the Agent or counsel for the Agent shall be deemed a representation and warranty by the Company or the Bank as to each of the matters covered thereby.

Section 2. Appointment of Sandler O'Neill; Sale and Delivery of the Securities; Closing.

          On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby appoints Sandler O'Neill as its Agent to consult with and advise the Company, and to assist the Company with the solicitation of subscriptions and purchase orders for Securities, in connection with the Company's sale of the Securities in the Subscription/Community Offering and the Syndicated Community Offering.
On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, Sandler O'Neill accepts such appointment and agrees to use its best efforts to assist the Company with the solicitation of subscriptions and purchase orders for Securities in accordance with this Agreement; provided, however, that the Agent shall not be obligated to take any action which is inconsistent with any applicable laws, regulations, decisions or orders. The services to be rendered by Sandler O'Neill pursuant to this appointment include the following: (i) consulting as to the securities marketing implications of any aspect of the Plan or related corporate documents;
(ii) reviewing with the Bank's Board of Trustees the independent appraiser's appraisal of the Common Stock, particularly with regard to aspects of the appraisal involving the methodology employed; (iii) reviewing all offering documents, including the Prospectus, stock order forms and related offering materials (it being understood that the preparation and filing of such documents are the sole responsibility of the Company and the Bank and their counsel); (iv) assisting in the design and implementation of a marketing strategy for the Offerings; (v) assisting in obtaining all requisite regulatory approvals; (vi) assisting Bank management in preparing for meetings with potential investors and broker-dealers; and (vii) providing such other general advice and assistance as may be requested to promote the successful completion of the Offerings.

          The appointment of the Agent hereunder shall terminate upon the earliest to occur of (a) forty-five (45) days after the last day of the Subscription/Community Offering, unless the Company and the Agent agree in writing to extend such period and the Superintendent and the FDIC agree to extend the period of time in which the Securities may be sold, (b) the receipt and acceptance of subscriptions and purchase orders for all of the Securities or
(c) the completion of the Syndicated Community Offering.

          If any of the Securities remain available after the expiration of the Subscription/Community Offering, at the request of the Company and the Bank, the Agent will seek to form a syndicate of registered brokers or dealers ("Selected Dealers") to assist in the solicitation of purchase orders of such Securities on a best efforts basis, subject to the terms and conditions set forth in a selected dealers' agreement (the "Selected Dealers' Agreement"), in substantially the form set forth as Exhibit A to this Agreement. The Agent will endeavor to limit the aggregate fees to be paid by the Company and the Bank under any such Selected Dealers' Agreement to an amount competitive with gross underwriting discounts charged at such time for underwritings of comparable amounts of stock sold at a comparable price per share in a similar market environment; provided, however, that the aggregate fees payable to the Agent and Selected Dealers shall not exceed 7% of the aggregate Purchase Price (as defined in the Prospectus) of the Securities sold by such Selected Dealers. The Agent will endeavor to distribute the Securities among the Selected Dealers in a fashion which best meets the distribution objectives of the Company and the Bank and the requirements of the Plan and applicable law, which may result in limiting the allocation of stock to certain Selected Dealers. It is understood that in no event shall the Agent be obligated to act as a Selected Dealer or to take or purchase any Securities.

          In the event the Company is unable to sell at least the Total Minimum of Securities, as set forth on the cover of the Prospectus, within the period herein provided, this Agreement shall terminate, and the Company shall refund to any persons who have subscribed for any of the Securities the full amount which it may have received from them, together with interest as provided in the Prospectus, and no party to this Agreement shall have any obligation to the others hereunder, except for the obligations of the Company and the Bank as set forth in Sections 4, 6(a) and 7 hereof and the obligations of the Agent as set forth in Sections 6(b) and 7 hereof. Appropriate arrangements for placing the funds received from subscriptions for Securities or other offers to purchase Securities in special interest-bearing accounts with the Bank until all Securities are sold and paid for were made prior to the commencement of the Subscription Offering, with provision for refund to the purchasers as set forth above, or for delivery to the Company if all Securities are sold.

          If at least the Total Minimum of Securities, as disclosed on the cover of the Prospectus, are sold, the Company agrees to issue or have issued the Securities sold and to release for delivery certificates for such Securities at the Closing Time against payment therefor by release of funds from the special interest-bearing accounts referred to above. The closing shall be held at the offices of Muldoon, Murphy & Faucette, at 10:00 a.m., local time, or at such other place and time as shall be agreed upon by the parties hereto, on a business day to be agreed upon by the parties hereto. The Company shall notify the Agent by telephone, confirmed in writing, when funds shall have been received for all the Securities. Certificates for Securities shall be delivered directly to the purchasers thereof in accordance with their directions. Notwithstanding the foregoing, certificates for Securities purchased through Selected Dealers shall be made available to the Agent for inspection at least 48 hours prior to the Closing Time at such office as the Agent shall designate.
The hour and date upon which the Company shall release for delivery all of the Securities, in accordance with the terms hereof, are herein called the "Closing Time."

          The Company will pay any stock issue and transfer taxes which may be payable with respect to the sale of the Securities.

          In addition to reimbursement of the expenses specified in Section 4 hereof, the Agent will receive the following compensation for its services hereunder:

        (a) one and three quarters percent (1.75%) of the aggregate Purchase Price (as defined in the Prospectus) of the Securities sold in the Subscription Offering and in the Community Offering, excluding in each case shares purchased by (i) any employee benefit plan of the Company or the Bank established for the benefit of their respective directors, officers and employees, (ii) any director, officer or employee of the Company or the Bank or members of their immediate families (which term shall mean parents, grandparents, spouse, siblings, children and grandchildren); and

        (b) with respect to any Securities sold by an NASD member firm (other than Sandler O'Neill) under the Selected Dealers' Agreement in the Syndicated Community Offering, (i) the sales commission payable to Selected Dealers under any Selected Dealers' Agreement, (ii) any sponsoring dealer's fees and (iii) a management fee to Sandler O'Neill of one and one-half percent (1.5%) of the aggregate Purchase Price of such Securities sold under such agreement. Any fees payable to Sandler O'Neill for Securities sold by Sandler O'Neill under any such agreement shall be limited to an aggregate of one and three-quarters percent (1.75%) of the aggregate Purchase Price of such Securities.

          If this Agreement is terminated by the Agent in accordance with the provisions of Section 9(a) hereof or the Conversion is terminated by the Company or the Bank, no fees shall be payable by the Company or the Bank to Sandler O'Neill; however, the Bank shall reimburse Sandler O'Neill for its reasonable out-of-pocket expenses incurred prior to termination, including the reasonable fees and disbursements of counsel for the Agent, in accordance with the provisions of Section 4 hereof.

          All fees payable to the Agent hereunder shall be payable in immediately available funds at Closing Time, or upon termination of this Agreement, as the case may be. In recognition of the long lead times involved in the conversion process, the Bank agrees to make advance payments to the Agent in the aggregate amount of $50,000, $25,000 of which was paid upon execution of the engagement letter, dated July 30, 1997, and the remaining $25,000 of which shall be payable upon commencement of the Subscription Offering, which shall be credited against any fees or reimbursement of expenses payable under this Section.

Section 3. Covenants of the Company and the Bank. The Company and the Bank covenant with the Agent as follows:

        (a) The Company and the Bank will prepare and file such amendments or supplements to the Registration Statement, the Prospectus, the Conversion Application and the Proxy Statement as may hereafter be required by the 1933 Act Regulations or the Conversion Regulations or as may hereafter be requested by the Agent. Following completion of the Subscription/Community Offering, in the event of a Syndicated Community Offering, the Company and the Bank will (i) promptly prepare and file with the Commission a post-effective amendment to the Registration Statement relating to the results of the Subscription/Community Offering, any additional information with respect to the proposed plan of distribution and any revised pricing information or (ii) if no such post-effective amendment is required, will file with, or mail for filing to, the Commission a prospectus or prospectus supplement containing information relating to the results of the Subscription/Community Offering and pricing information pursuant to Rule 424(c) of the 1933 Act Regulations, in either case in a form acceptable to the Agent. The Company and the Bank will notify the Agent immediately, and confirm the notice in writing, (i) of the effectiveness of any post-effective amendment of the Registration Statement, the filing of any supplement to the Prospectus or the filing of any amendment to the Conversion Application, (ii) of the receipt of any comments from the Superintendent, the FDIC, the OTS or the Commission with respect to the transactions contemplated by this Agreement or the Plan, (iii) of any request by the Commission, the Superintendent, the FDIC or the OTS for any amendment to the Registration Statement or the Conversion Application or the Holding Company Application or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the Superintendent or the FDIC of any order suspending the Offerings or the use of the Prospectus or the initiation of any proceedings for that purpose, (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, and (vi) of the receipt of any notice with respect to the suspension of any qualification of the Securities for offering or sale in any jurisdiction. The Company and the Bank will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

        (b) The Company and the Bank will give the Agent notice of its intention to file or prepare any amendment to the Conversion Application, Holding Company Application or Registration Statement (including any post-effective amendment) or any amendment or supplement to the Prospectus (including any revised prospectus which the Company proposes for use in connection with the Syndicated Community Offering of the Securities which differs from the prospectus on file at the Commission at the time the Registration Statement becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the 1933 Act Regulations), will furnish the Agent with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such prospectus to which the Agent or counsel for the Agent may object.

        (c) The Company and the Bank will deliver to the Agent as many signed copies and as many conformed copies of the Conversion Application and the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) as the Agent may reasonably request, and from time to time such number of copies of the Prospectus as the Agent may reasonably request.

        (d) During the period when the Prospectus is required to be delivered, the Company and the Bank will comply, at their own expense, with all requirements imposed upon them by the Superintendent and the FDIC, by the applicable Conversion Regulations, as from time to time in force, and by the 1933 Act, the 1933 Act Regulations, the Securities Exchange Act of 1934, as amended (the "1934 Act") and the rules and regulations of the Commission promulgated thereunder, including, without limitation, Regulation M, so far as necessary to permit the continuance of sales or dealing in shares of Common Stock during such period in accordance with the provisions hereof and the Prospectus.

        (e) If any event or circumstance shall occur as a result of which it is necessary, in the opinion of counsel for the Agent, to amend or supplement the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, the Company and the Bank will forthwith amend or supplement the Prospectus (in form and substance satisfactory to counsel for the Agent) so that, as so amended or supplemented, the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, and the Company and the Bank will furnish to the Agent a reasonable number of copies of such amendment or supplement. For the purpose of this subsection, the Company and the Bank will each furnish such information with respect to itself as the Agent may from time to time reasonably request.

        (f) The Company and the Bank will take all necessary action, in cooperation with the Agent, to qualify the Securities for offering and sale under the applicable securities laws of such states of the United States and other jurisdictions as the Conversion Regulations may require and as the Agent and the Company have agreed; provided, however, that neither the Company nor the Bank shall be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. In each jurisdiction in which the Securities have been so qualified, the Company and the Bank will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement.

        (g) The Company authorizes Sandler O'Neill and any Selected Dealer to act as agent of the Company in distributing the Prospectus to persons entitled to receive subscription rights and other persons to be offered Securities having record addresses in the states or jurisdictions set forth in a survey of the securities or "blue sky" laws of the various jurisdictions in which the Offerings will be made (the "Blue Sky Survey").

        (h) The Company will make generally available to its security holders as soon as practicable, but not later than 60 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the 1933 Act Regulations) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in said Rule 158) of the Registration Statement.

        (i) During the period ending on the third anniversary of the expiration of the fiscal year during which the closing of the transactions contemplated hereby occurs, the Company will furnish to its stockholders as soon as practicable after the end of each fiscal year in such period an annual report (including consolidated statements of financial condition and consolidated statements of income, stockholders' equity and cash flows of the Company, the Bank and the Subsidiaries, certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), the Company will make available to its stockholders consolidated summary financial information of the Company, the Bank and the Subsidiaries for such quarter in reasonable detail. In addition, such annual report and quarterly consolidated summary financial information shall be made public through the issuance of appropriate press releases at the same time or prior to the time of the furnishing thereof to stockholders of the Company.

        (j) During the period ending on the third anniversary of the expiration of the fiscal year during which the closing of the transactions contemplated hereby occurs, the Company will furnish to the Agent
             (i) as soon as available, a copy of each report or other document of the Company furnished generally to stockholders of the Company or furnished to or filed with the Commission under the 1934 Act or any national securities exchange or system on which any class of securities of the Company is listed and (ii) from time to time, such other information concerning the Company as the Agent may reasonably request.

        (k) Each of the Company and the Bank will use the net proceeds received by it from the sale of the Securities and the purchase of the Common Stock by the Company, as the case may be, in the manner specified in the Prospectus under "Use of Proceeds."

        (l) The Company and the Bank will conduct the Conversion (including the formation and operation of the Foundation) in all material respects in accordance with the Plan and, to the extent not waived by the provisions of any order of the Superintendent or the FDIC, the Conversion Regulations and all other applicable regulations, decisions and orders thereunder, including all applicable terms, requirements and conditions precedent to the Conversion imposed upon the Company or the Bank by the Superintendent, the FDIC or the OTS.

        (m) The Company will maintain the effectiveness of the Exchange Act Registration Statement for not less than three years. The Company will file with the Nasdaq

             Stock Market, Inc. all documents and notices required by the Nasdaq Stock Market, Inc. of companies that have issued securities that are traded in the over-the-counter market and quotations for which are reported by the Nasdaq National Market.

        (n) During the period beginning on the date hereof and ending on the later of the third anniversary of the Closing Time or the date on which the Agent receives full payment in satisfaction of any claim for indemnification or contribution to which it may be entitled pursuant to Sections 6 or 7, respectively, neither the Company nor the Bank shall, without the prior written consent of the Agent, which consent shall not be unreasonably withheld, take or permit to be taken any action that could result in the Bank Common Stock or Bank Preferred Stock becoming subject to any security interest, mortgage, pledge, lien or encumbrance; provided, however, that this covenant shall be null and void if the Board of Governors of the Federal Reserve System, or any other federal agency having jurisdiction over the Bank, by regulation, policy statement or general or specific interpretive release or letter, permits indemnification of the Agent by the Bank as contemplated by Section 6(a) hereof.

        (o) The Company and the Bank will take such actions and furnish such information as are reasonably requested by the Agent in order for the Agent to ensure compliance with the National Association of Securities Dealers, Inc.'s "Interpretation Relating to Free-Riding and Withholding."

        (p) The Company or the Bank will furnish to Sandler O'Neill as early as practicable prior to the Closing Date, but no later than two (2) full business days prior thereto, a copy of the latest available unaudited interim consolidated financial statements of the Bank and the Subsidiaries which have been read by Ernst & Young, LLP, as part of the procedures referred to in their letters to be furnished pursuant to subsections (e) and (f) of Section 5 hereof.

        (q) The Company and the Bank will comply with the conditions imposed by or agreed to with the OTS in connection with its approval of the Holding Company Application and with the Superintendent or the FDIC in connection with their approval of, or non-objection to, the Conversion Application including those conditions relating to the establishment and the operation of the Foundation; the Company and the Bank shall use their best efforts to ensure that the Foundation submits within the time frames required by applicable law a request to the Internal Revenue Service to be recognized as a tax-exempt organization under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the "Code"); the Company and the Bank will take no action which will result in the possible loss of the Foundation's tax-exempt status; and neither the Company nor the Bank will contribute any additional assets to the Foundation until such time that such additional contributions will be deductible for federal and state income tax purposes.

        (r) During the period ending on the first anniversary of the Closing Time, the Bank will comply with all applicable law and regulation necessary for the Bank to continue to be a "qualified thrift lender" within the meaning of 12 U.S.C. (S) 1467a(m).

        (s) Other than in connection with any employee benefit plan or arrangement described in the Prospectus, the Company will not, without the prior written consent of the Agent, sell or issue, contract to sell or otherwise dispose of, any shares of Common Stock other than the Securities or the Foundation Shares for a period of 180 days following the Closing Time.

Section 4.   Payment of Expenses.

          The Company and the Bank jointly and severally agree to pay all expenses incident to the performance of their obligations under this Agreement, including, but not limited to, (i) the cost of obtaining all securities and bank regulatory approvals, (ii) the printing and filing of the Registration Statement and the Conversion Application as originally filed and of each amendment thereto, (iii) the preparation, issuance and delivery of the certificates for the Securities to the purchasers in the Offerings, (iv) the fees and disbursements of the Company's and the Bank's counsel, accountants, conversion agent, appraiser and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the fees and disbursements of counsel in connection therewith and in connection with the preparation of the Blue Sky Survey, (vi) the printing and delivery to the Agent of copies of the Registration Statement as originally filed and of each amendment thereto and the printing and delivery of the Prospectus and any amendments or supplements thereto to the purchasers in the Offerings and the Agent, (vii) the printing and delivery to the Agent of copies of a Blue Sky Survey, (viii) the fees and expenses incurred in connection with the listing of the Common Stock on the Nasdaq Stock Market and (ix) the cost of printing and distribution the offering materials. In the event the Agent incurs any such fees and expenses on behalf of the Bank or the Company, the Bank will reimburse the Agent for such fees and expenses whether or not the Conversion is consummated; provided, however, that the Agent shall not incur any substantial expenses on behalf of the Bank or the Company pursuant to this Section without the prior approval of the Bank or the Company.

          The Company and the Bank jointly and severally agree to pay certain expenses incident to the performance of the Agent's obligations under this Agreement, regardless of whether the Conversion is consummated, including (i) the filing fees paid or secured by the Agent in connection with all filings with the National Association of Securities Dealers, Inc., and (ii) all reasonable out-of-pocket expenses incurred by the Agent relating to the Offerings, including, without limitation, advertising, promotional, syndication and travel expenses and fees and expenses of the Agent's counsel. All fees and expenses to which the Agent is entitled to reimbursement under this paragraph of this
Section 4 shall be due and payable upon receipt by the Company or the Bank of a written accounting therefor setting forth in reasonable detail the expenses incurred by the Agent.

Section 5.   Conditions of Agent's Obligations.

          The Company, the Bank and the Agent agree that the issuance and sale of the Securities and all obligations of the Agent hereunder are subject to the accuracy of the representations and warranties of the Company and the Bank herein contained as of the date hereof and the Closing Time, to the accuracy of the statements of officers and directors of the Company and the Bank made pursuant to the provisions hereof, to the performance by the Company and the Bank of their obligations hereunder and to the following further conditions:

        (a) No stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, no order suspending the Offerings or authorization for final use of the Prospectus shall have been issued or proceedings therefor initiated or threatened by the Superintendent or the FDIC and no order suspending the sale of the Securities in any jurisdiction shall have been issued.

        (b)  At Closing Time, the Agent shall have received:

             (1) The favorable opinion, dated as of Closing Time, of Muldoon, Murphy & Faucette, special counsel for the Company and the Bank, in form and substance satisfactory to counsel for the Agent, to the effect that:

                  (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

                  (ii) The Company has full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and Prospectus and to enter into and perform its obligations under this Agreement.

                  (iii) The Company is duly qualified as a foreign corporation to transact business and is in good standing in the State of New York and in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be so qualified would not have a material adverse effect upon the financial condition, results of operations or business of the Company, the Bank and the Subsidiaries, taken as a whole.

                  (iv) Upon consummation of the Conversion and the issuance of Foundation Shares to the Foundation immediately upon completion thereof, the authorized, issued and outstanding capital stock of the Company will be within the range as set forth in the Prospectus under "Capitalization," and no shares of Common Stock have been issued and outstanding prior to the Closing Time.

                  (v) The Securities and the Foundation Shares have been duly and validly authorized for issuance and sale and, when issued and delivered by the Company pursuant to the Plan against payment of the consideration calculated as set forth in the Plan, or contributed by the Company pursuant to the Plan in the case of the Foundation Shares, will be duly and validly issued and fully paid and non-assessable.

                  (vi) The issuance of the Securities and the Foundation Shares is not subject to preemptive or other similar rights arising by operation of law or, to the best of such counsel's knowledge, otherwise.

                  (vii) The Bank has been at all times since the date hereof and prior to the Closing Time organized, and is validly existing in good standing under the laws of the State of New York as a New York State-chartered savings bank of mutual form, and, at Closing Time, has become duly organized, validly existing and in good standing under the laws of the State of New York as a New York State chartered savings bank of stock form, in both instances with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus; and the Bank is duly qualified as a foreign corporation in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect upon the financial condition, results of operations or business of the Bank.

                  (viii) The deposit accounts of the Bank are insured by the FDIC up to the applicable limits.

                  (ix) Each Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration

                          Statement and the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect upon the financial condition, results of operations or business of the Company, the Bank and the Subsidiaries, taken as a whole; the activities of the Subsidiaries as described in the Prospectus are permitted to subsidiaries of a savings association holding company and of a New York State chartered savings bank by the rules, regulations, resolutions and practices of the OTS and the Superintendent, as the case may be; all of the issued and outstanding capital stock of each of the Subsidiaries has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Bank free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim.

                  (x) The Foundation has been duly incorporated and is validly existing as a non-stock corporation in good standing under the laws of the State of Delaware with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus; the Foundation is not a savings and loan holding company within the meaning of 12 C.F.R. Section 574.2(q) as a result of the issuance of shares of Common Stock to it in accordance with the terms of the Plan and in the amounts as described in the Prospectus; no approvals are required to establish the Foundation and to contribute the shares of Common Stock thereto as described in the Prospectus other than those set forth in any written notice or order of approval or non-objection of the Conversion, Conversion Application or the Holding Company Application copies of which were provided to the Agent prior to the Closing Time.

                  (xi) Upon consummation of the Conversion, all of the issued and outstanding capital stock of the Bank, when issued and delivered pursuant to the Plan against payment of consideration calculated as set forth in the Plan, will be duly authorized and validly issued and fully paid and nonassessable, and all such capital stock will be owned beneficially and of record by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

                  (xii) The OTS has approved the Holding Company Application and the Superintendent has approved the Conversion Application and the FDIC has issued a letter of intent not to object to the Conversion and no action is pending or, to the best of such counsel's knowledge, threatened respecting the Holding Company Application or the Conversion Application (including therewith, the establishment of the Foundation and the contribution of shares of Common Stock thereto) or the acquisition by the Company of all of the Bank's issued and outstanding capital stock; the Holding Company Application complies as to form in all material respects with the applicable requirements of the OTS, and the Conversion Application complies as to form in all material respects with the applicable requirements of the Superintendent and the FDIC, except as compliance therewith is specifically waived in writing by the Superintendent or the FDIC, as the case may be, and include all documents required to be filed as exhibits thereto and are complete as to form in all material respects, excluding the Prospectus and any related marketing materials filed as a part of the Holding Company Application or the Conversion Application as to which no opinion need be given; the Company is duly authorized to become a savings association holding company and is duly authorized to own all of the issued and outstanding capital stock of the Bank to be issued pursuant to the Plan.

                  (xiii) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, including the establishment of the Foundation and the contribution thereto of the Foundation Shares, (A) have been duly and validly authorized by all necessary action on the part of each of the Company and the Bank, and this Agreement constitutes the legal, valid and binding agreement of each of the Company and the Bank, enforceable in accordance with its terms, except as rights to indemnity and contribution hereunder may be limited under applicable law (it being understood that such counsel may avail itself of customary exceptions concerning the effect of bankruptcy, insolvency or similar laws and the availability of equitable remedies), (B) will not conflict with or constitute a breach of, or default under, and no default exists and no event has occurred which, with notice or lapse of time or both, would constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, the Bank or the Subsidiaries pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company, the Bank or the Subsidiaries is a party or by which any of them may be bound, or to which any of the property or assets of the Company, the Bank or the Subsidiaries is subject that, individually or in the aggregate, would have a material adverse effect on the financial condition, results of operations or business of the Company, the Bank and the Subsidiaries, taken as a whole, and (C) will not result in any violation of the provisions of the certificate of incorporation, organization certificate, articles of incorporation or charter, as the case may be, or bylaws of the Company, the Bank or any Subsidiary.

                  (xiv) The Prospectus has been duly authorized by the Superintendent and the FDIC for final use pursuant to the Conversion Regulations, and no action has been taken or is pending, or, to the best of such counsel's knowledge, threatened, by the Superintendent or the FDIC to revoke such authorization.

                  (xv) The Registration Statement is effective under the 1933 Act, and no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefore initiated or, to the best of such counsel's knowledge, threatened by the Commission.

                  (xvi) No further approval, authorization, consent or other order of any public board or body is required in connection with the execution and delivery of this Agreement, the issuance of the Securities and the Foundation Shares and the consummation of the Conversion, except as may be required under the securities or Blue Sky laws of various jurisdictions as to which no opinion need be rendered.

                  (xvii) At the time the Registration Statement became effective, the Registration Statement (except for financial statements and notes thereto, the appraisal and schedules and other financial or statistical data included in the Registration Statement, as to which counsel need make no statement) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the Conversion Regulations.

                  (xviii) The Common Stock conforms to the description thereof contained in the Prospectus, and the form of certificate used to evidence the Common Stock is in due and proper form and complies with all applicable statutory requirements.

                  (xix) There are no legal or governmental proceedings pending or threatened against or affecting the Company, the Bank, the Subsidiaries or the Foundation which are required, individually or in the aggregate, to be disclosed in the Registration Statement and Prospectus, other than those disclosed therein, and all pending legal or governmental proceedings to which the Company, the Bank or the Subsidiaries is a party or to which any of their property is subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material.

                  (xx) The information in the Prospectus under "Risk Factors--Effects of the Establishment of the Foundation--Tax Consequences," "--Certain Anti-Takeover Provisions," and "--Possible Adverse Income Tax Consequences of the Distribution of Subscription Rights," "Dividend Policy," "Business of the Bank-- Legal Proceedings," "Federal and State Taxation," "Regulation and Supervision," "The Conversion-- Establishment of Charitable Foundation," "--Effects of Conversion," "--Liquidation Rights," "--Tax Aspects" and "--Certain Restrictions on Purchase or Transfer of Shares After Conversion," "Restrictions on Acquisition of the Company and the Bank," "Description of Capital Stock of the Company" and "Description of Capital Stock of the Bank," to the extent that it constitutes matters of law, summaries of legal matters, documents or proceedings, or legal conclusions, has been reviewed by them and is complete and accurate in all material respects.

                  (xxi) To the best of such counsel's knowledge, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed as exhibits thereto, and the descriptions thereof or references thereto are correct.

                  (xxii) The Plan has been duly authorized by the Board of Directors of the Company and the Board of Trustees of the Bank and the Superintendent's and the FDIC's approval of the Plan remain in full force and effect; the Bank's organization certificate has been amended and restated, effective upon consummation of the Conversion and the filing of such amended and restated organization certificate with the Superintendent, to authorize the issuance of permanent capital stock; to the best of such counsel's knowledge, the Company and the Bank have conducted the Conversion and the establishment and funding of the Foundation in all material respects in accordance with applicable requirements of the Conversion Regulations (except as compliance therewith is specifically waived in writing by the Superintendent or the FDIC, as the case may
                          be), the Plan and all other applicable regulations, decisions and orders thereunder, including all material applicable terms, conditions, requirements and conditions precedent to the Conversion imposed upon the Company or the Bank by the Superintendent or the FDIC, and no order has been issued by the Superintendent or the FDIC to suspend the Conversion or the Offerings, and no action for such purpose has been instituted or, to the best of such counsel's knowledge, threatened by the Superintendent or the FDIC; and, to the best of such counsel's knowledge, no person has sought to obtain review of the final action of the Superintendent or the FDIC in approving the Conversion Application (which includes the Plan which provides for the establishment of the Foundation) or of the OTS in approving the Holding Company Application.

                  (xxiii) To the best of such counsel's knowledge, the Company, the Bank and the Subsidiaries have obtained all licenses, permits and other governmental authorizations currently required for the conduct of their respective businesses as described in the Registration Statement and Prospectus, except for such licenses, approvals or authorizations the failure of which to have would not result in a material adverse change in the financial condition, results of operations or the business of the Company, the Bank and the Subsidiaries, taken as a whole, all such licenses, permits and other governmental authorizations are in full force and effect, and the Company, the Bank and the Subsidiaries are in all material respects complying therewith.

                  (xxiv) Neither the Company, the Bank nor any of the Subsidiaries is in violation of its certificate of incorporation, organization certificate, articles of incorporation or charter, as the case may be, or bylaws (and the Bank will not be in violation of its organization certificate and bylaws in stock form upon consummation of the Conversion); and to the best of such counsel's knowledge, the Company, the Bank and the Subsidiaries are not in default (nor has any event occurred which, with notice or lapse of time or both, would constitute a default) in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company, the Bank or the Subsidiaries is a party or by which the Company, the Bank or the Subsidiaries or any of their property may be bound in any respect that would have a material adverse effect upon the financial condition, results of operations or business of the Company, the Bank or the Subsidiaries, taken as a whole.

             (2) The favorable opinion, dated as of Closing Time, of Thacher Proffitt & Wood, counsel for the Agent, with respect to the matters set forth in Section 5(b)(1)(i), (iv), (v), (vi) (solely as to preemptive rights arising by operation of law),
                  (xvii) and (xviii) and such other matters as the Agent may reasonably require.

             (3)  In giving their opinions required by subsections (b)(l) and
                  (b)(2), respectively, of this Section, Muldoon, Murphy & Faucette and Thacher Proffitt & Wood shall each additionally state that nothing has come to their attention that would lead them to believe that the Registration Statement (except for financial statements and notes thereto, the appraisal and schedules and other financial or statistical data included in the Registration Statement, as to which counsel need make no statement), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (except for financial statements and notes thereto, the appraisal and schedules and other financial or statistical data included in the Registration Statement, as to which counsel need make no statement), at the time the Registration Statement became effective or at Closing Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. In giving their opinions, Muldoon, Murphy & Faucette and Thacher Proffitt & Wood may state that they have not independently verified the information with respect to the Company and the Bank contained in the Registration Statement, the Prospectus and the Conversion Application and may rely as to matters of fact on certificates of officers and directors of the Company and the Bank and certificates of public officials, and as to matters of Delaware law upon the opinion of Morris, Nichols, Arsht & Tunnell and as to certain matters of New York law upon the opinion of _________________, which opinions shall be in form and substance satisfactory to the Agent, and Thacher Proffitt & Wood may also rely as to certain matters on the opinion of Muldoon, Murphy & Faucette.

        (c) At the Closing Time referred to in Section 2, the Company and the Bank will have completed in all material respects the conditions precedent to the Conversion in accordance with the Plan, the applicable Conversion Regulations and all other applicable laws, regulations, decisions and orders, including all terms, conditions, requirements and provisions precedent to the Conversion imposed upon the Company or the Bank by the OTS, the Superintendent, the FDIC, or any other regulatory authority other than those which the OTS, the Superintendent or the FDIC permit to be completed after the Conversion.

        (d) At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change in the financial condition, results of operations or business of the Company, the Bank and the Subsidiaries, taken as a whole, whether or not arising in the ordinary course of business, and the Agent shall have received a certificate of the Chief Executive Officer and President of the Company and of the Bank, and the chief financial or chief accounting officer of the Company and of the Bank, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) there has been no material transaction entered into by the Company or the Bank from the latest statement of financial condition of the Company or the Bank as set forth in the Registration Statement and the Prospectus other than transactions referred to or contemplated therein and transactions in the ordinary course of business, (iii) neither the Company nor the Bank has received from the OTS, the Superintendent or the FDIC any direction (oral or written) to make any material change in the method of conducting its business with which it has not complied (which direction, if any, shall have been disclosed to the Agent) or which materially and adversely would affect the financial condition, results of operations or business of the Company, the Bank and the Subsidiaries, taken as a whole, (iv) the representations and warranties in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (v) the Company and the Bank have complied with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to Closing Time, (vi) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission and
             (vii) no order suspending the Offerings or the authorization for final use of the Prospectus has been issued and no proceedings for that purpose have been initiated or threatened by the Superintendent or the FDIC and no person has sought to obtain regulatory or judicial review of the action of the Superintendent or the FDIC in approving the Plan in accordance with the Conversion Regulations, nor has any person sought to obtain regulatory or judicial review of the action of the OTS in approving the Holding Company Application.

        (e) At the time of the execution of this Agreement, the Agent shall have received from Ernst & Young, LLP a letter dated such date, in form and substance satisfactory to the Agent, to the effect that
             (i) they are independent certified public accountants with respect to the Company, the Bank and the Subsidiaries within the meaning of the Code of Ethics of the American Institute of Certified Public Accountants, the 1933 Act, the 1933 Act Regulations and the Conversion Regulations; (ii) it is their opinion that the consolidated financial statements and supporting schedules included in the Registration Statement and covered by their opinion therein comply as to form in all material respects with the applicable accounting requirements of the 1933 Act, the 1933 Act Regulations and the Conversion Regulations; (iii) based upon limited procedures as agreed upon by the Agent and Ernst & Young, LLP and set forth in detail in such letter, nothing has come to their attention which causes them to believe that (A) the unaudited financial statements and supporting schedules of the Bank and the Subsidiaries included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act, the 1933 Act Regulations and the Conversion Regulations or are not presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement and the Prospectus, (B) the unaudited amounts included under the captions "Selected Consolidated Financial and Other Data of the Bank" and "Recent Developments" in the Registration Statement do not agree with the amounts set forth in the unaudited consolidated financial statements as of and for the dates and periods presented under such captions or such unaudited amounts were not determined on a basis substantially consistent with that used in determining the corresponding amounts in the audited financial statements included in the Registration Statement and the Prospectus, (C) at a specified date not more than five days prior to the date of this Agreement, there has been any increase in the consolidated long term or short term debt of the Bank and the Subsidiaries or any decrease in consolidated total assets, allowance for loan losses, total deposits or retained earnings of the Bank and the Subsidiaries, in each case as compared with the amounts shown in the June 30, 1997 balance sheet included in the Registration Statement or, (D) during the period from June 30, 1997 to a specified date not more than five days prior to the date of this Agreement, there were any decreases, as compared with the corresponding period in the preceding year, in total interest income, net interest income, net interest income after provision for loan losses, income before income tax expense or net income of the Bank and the Subsidiaries, except in all instances for increases or decreases which the Registration Statement and the Prospectus disclose have occurred or may occur; and (iv) in addition to the examination referred to in their opinion and the limited procedures referred to in clause (iii) above, they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included in the Registration Statement and Prospectus and which are specified by the Agent and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company, the Bank and the Subsidiaries identified in such letter.

        (f) At Closing Time, the Agent shall have received from Ernst & Young, LLP a letter, dated as of Closing Time, to the effect that they reaffirm their statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than five days prior to Closing Time.

        (g) At Closing Time, the Common Stock shall have been approved for listing on the Nasdaq Stock Market upon notice of issuance.

        (h) At Closing Time, the Agent shall have received a letter from Keller & Company, dated as of the Closing Time, confirming its appraisal.

        (i) At Closing Time, counsel for the Agent shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities and the Foundation Shares as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities and the Foundation Shares as herein contemplated shall be satisfactory in form and substance to the Agent and counsel for the Agent.

        (j) At any time prior to Closing Time, (i) there shall not have occurred any material adverse change in the financial markets in the United States or elsewhere or any outbreak of hostilities or escalation thereof or other calamity or crisis the effects of which, in the judgment of the Agent, are so material and adverse as to make it impracticable to market the Securities or to enforce contracts, including subscriptions or orders, for the sale of the Securities, and (ii) trading generally on either the American Stock Exchange or the New York Stock Exchange shall not have been suspended, and minimum or maximum prices for trading shall not have been fixed, or maximum ranges for prices for securities have been required, by either of said Exchanges or by order of the Commission or any other governmental authority, and a banking moratorium shall not have been declared by either Federal or New York authorities.

Section 6.   Indemnification.

        (a) The Company and the Bank, jointly and severally, agree to indemnify and hold harmless the Agent, each person, if any, who controls the Agent, within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and its respective partners, directors, officers, employees and agents as follows:

             (i) from and against any and all loss, liability, claim, damage and expense whatsoever, as incurred, related to or arising out of the Conversion (including the establishment of the Foundation and the contribution of the Foundation Shares thereto by the Company) or any action taken by the Agent where acting as agent of the Company and the Bank or otherwise as described in Section 2 hereof;

             (ii) from and against any and all loss, liability, claim, damage and expense whatsoever, as incurred, based upon or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Proxy Statement or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

             (iii) from and against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever described in clauses (i) or (ii) above, if such settlement is effected with the written consent of the Company or the Bank, which consent shall not be unreasonably withheld; and

             (iv) from and against any and all expense whatsoever, as incurred (including, subject to Section 6(c) hereof, the fees and disbursements of counsel chosen by the Agent), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation, proceeding or inquiry by any governmental agency or body, commenced or threatened, or any pending or threatened claim whatsoever described in clauses (i) or
                   (ii) above, to the extent that any such expense is not paid under (i), (ii) or (iii) above;

provided, however, that the indemnification provided for in this paragraph (a) shall not apply to any loss, liability, claim, damage or expense (i) to the extent arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus or omission or alleged omission of a material fact required to be stated therein or necessary to make not misleading any statements contained in the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with the Agent Information or
(ii) found in a final judgement by a court of competent jurisdiction to have resulted primarily from bad faith, willful misconduct or gross negligence of the Agent seeking indemnification hereunder. Notwithstanding the foregoing, the indemnification provided for in this paragraph (a) shall not apply to the Bank to the extent that such indemnification by the Bank in the event that it is found in a final judgment by a court of competent jurisdiction to constitute an impermissible covered transaction under Section 23A of the Federal Reserve Act, as amended.

        (b) The Agent agrees to indemnify and hold harmless the Company, the Bank, their directors and trustees, each of their officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or alleged untrue statements of a material fact or omissions or alleged omissions of a material fact, made in the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Agent Information.

        (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of any such action. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to no more than one local counsel in each separate jurisdiction in which any action or proceeding is commenced) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

        (d) The Company and the Bank also agree that the Agent shall not have any liability (whether direct or indirect, in contract or tort or otherwise) to the Bank, the Company, its security holders or the Bank's or the Company's creditors relating to or arising out of the engagement of the Agent pursuant to, or the performance by the Agent of the services contemplated by, this Agreement, except to the extent that any loss, claim, damage or liability is found in a final judgment by a court of competent jurisdiction to have resulted primarily from the Agent's bad faith, willful misconduct or gross negligence.

        (e) In addition to, and without limiting, the provisions of Section 6(a)(iv) hereof, in the event that the Agent, any person, if any, who controls the Agent within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act or any of its partners, directors, officers, employees or agents is requested or required to appear as a witness or otherwise gives testimony in any action, proceeding, investigation or inquiry brought by or on behalf of or against the Company, the Bank, the Agent or any of its respective affiliates or any participant in the transactions contemplated hereby in which the Agent or such person or agent is not named as a defendant or the subject of an investigation or inquiry, the Company and the Bank jointly and severally agree to reimburse the Agent for all reasonable and necessary out-of-pocket expenses incurred by it in connection with preparing or appearing as a witness or otherwise giving testimony and to compensate the Agent in an amount to be mutually agreed upon.

Section 7.   Contribution.

          In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 6 hereof is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company, the Bank and the Agent shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company or the Bank and the Agent, as incurred, in such proportions (i) that the Agent is responsible for that portion represented by the percentage that the maximum aggregate marketing fees appearing on the cover page of the Prospectus bears to the maximum aggregate gross proceeds appearing thereon and the Company and the Bank are jointly and severally responsible for the balance or (ii) if, but only if, the allocation provided for in clause (i) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative benefits to the Company and the Bank on the one hand and the Agent on the other, as reflected in clause (i), but also the relative fault of the Company and the Bank on the one hand and the Agent on the other, as well as any other relevant equitable considerations; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person, if any, who controls the Agent within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Agent, and each director of the Company, each trustee of the Bank, each officer of the Company who signed the Registration Statement and each person, if any, who controls the Company or the Bank within the meaning of
Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company and the Bank. Notwithstanding anything to the contrary set forth herein, to the extent permitted by applicable law, in no event shall the Agent be required to contribute an aggregate amount in excess of the aggregate marketing fees to which the Agent is entitled and actually paid pursuant to this Agreement.

Section 8.   Representations, Warranties and Agreements to Survive Delivery.

          All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Company or the Bank submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Agent or any controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities.

Section 9.   Termination of Agreement.

        (a) The Agent may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the date of this Agreement or since the respective dates as of which information is given in the Registration Statement, any material adverse change in the financial condition, results of operations or business of the Company or the Bank, or of the Company, the Bank and the Subsidiaries, taken as a whole, whether or not arising in the ordinary course of business; (ii) if there has occurred any material adverse change in the financial markets in the United States or elsewhere or any outbreak of hostilities or escalation thereof or other calamity or crisis the effects of which, in the judgment of the Agent, are so material and adverse as to make it impracticable to market the Securities or to enforce contracts, including subscriptions or orders, for the sale of the Securities; (iii) if trading generally on either the Nasdaq Stock Market or the New York Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said Exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either Federal or New York authorities; (iv) if any condition specified in Section 5 shall not have been fulfilled when and as required to be fulfilled; (v) if there shall have been such material adverse change in the condition or prospects of the Company or the Bank or the prospective market for the Company's securities as in the Agent's good faith opinion would make it inadvisable to proceed with the offering, sale or delivery of the Securities; (vi) if, in the Agent's good faith opinion, the price for the Securities established by Keller & Company is not reasonable or equitable under then prevailing market conditions; or
             (vii) if the Conversion is not consummated prior to March 31, 1998.

        (b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except that the provisions of Section 4 relating to reimbursement of expenses and the provisions of Sections 6 and 7 hereof shall survive any termination of this Agreement.

Section 10.  Notices.

          All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Agent shall be directed to the Agent at Two World Trade Center, 104th Floor, New York, New York 10048, attention of Catherine A. Lawton, Principal, with a copy to Robert C. Azarow, Esq., Thacher Proffitt & Wood at Two World Trade Center, 38th Floor, New York, New York 10048; notices to the Company and the Bank shall be directed to either of them at 1214 Castleton Avenue, Staten Island, New York 10310, attention of Michael F. Manzulli, President and Chief Executive Officer, with a copy to Douglas P. Faucette, Esq., Muldoon, Murphy & Faucette, 5101 Wisconsin Avenue, N.W., Washington, D.C. 20016.

Section 11.  Parties.

          This Agreement shall inure to the benefit of and be binding upon the Agent, the Company and the Bank and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Agent, the Company and the Bank and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein or therein contained. This Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the Agent, the Company and the Bank and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.

Section 12.  Entire Agreement; Amendment.

          This Agreement represents the entire understanding of the parties hereto with reference to the transactions contemplated hereby and supersedes any and all other oral or written agreements heretofore made, except for the engagement letter, dated July 30, 1997, by and between the Agent and the Bank, relating to the Agent's providing conversion agent services and proxy solicitation services to the Company and the Bank in connection with the Conversion, which engagement letter shall be governed solely by its terms. No waiver, amendment or other modification of this Agreement shall be effective unless in writing and signed by the parties hereto.

Section 13.   Governing Law and Time.

          This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State without regard to the conflicts of laws provisions thereof. Specified times of day refer to Eastern time.

Section 14.  Severability.

          Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

Section 15.  Headings.

          Sections headings are not to be considered part of this Agreement, are for convenience and reference only and are not to be deemed to be full or accurate descriptions of the contents of any paragraph or subparagraph.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Agent, the Company and the Bank in accordance with its terms.

                                   Very truly yours,

                                   Richmond County Financial Corp.


                                   By:
                                   ---------------------------------------------
                                   Michael F. Manzulli
                                   President and Chief Executive Officer


                                   Richmond County Savings Bank


                                   By:
                                   ---------------------------------------------
                                   Michael F. Manzulli
                                   President and Chief Executive Officer


CONFIRMED AND ACCEPTED,
  as of the date first above written:

Sandler O'Neill & Partners, L.P.

By:  Sandler O'Neill & Partners Corp.,
     the sole general partner


By:
   ------------------------------------------
     Catherine A. Lawton
     Vice President

                                                                       Exhibit A
                                                                       ---------



                        Richmond County Financial Corp.

                               24,466,250 Shares
                        (Maximum Offered in Conversion)

                                  Common Stock
                          (Par Value $0.01 Per Share)

                          SELECTED DEALER'S AGREEMENT
                                _________, 1997

          We have agreed to assist Richmond County Financial Corp. (the "Company") in connection with the offer and sale of shares (the "Shares") of Common Stock, par value $0.01 per share, of the Company, to be issued in connection with the conversion of Richmond County Savings Bank, a New York State chartered savings bank (the "Bank"), from mutual to stock form. The Company, in connection with its plan to effect such conversion, offered [24,466,250] Shares for subscription by certain of the Bank's depositors and the Bank's employee stock ownership plan in a subscription offering, and certain members of the general public in a concurrent direct community offering. The Shares which were not subscribed for pursuant to such subscription and direct community offerings are being offered to the public in a syndicated community offering (the "Syndicated Community Offering") in accordance with the rules of the New York State Banking Department (the "NYBD") and the conversion regulations of the Federal Deposit Insurance Corporation (the "FDIC"). The Shares, the bases on which the number of Shares to be issued may change, and certain of the terms on which they are being offered are more fully described in the enclosed Prospectus (the "Prospectus").

          We are offering to Selected Dealers (of which you are one) the opportunity to participate in the solicitation of offers to buy the Shares in the Syndicated Community Offering and we will pay you a fee in the amount of [one and one-half percent (1.5%)] of the dollar amount of the Shares sold on behalf of the Company by you. The number of Shares sold by you shall be determined based on the authorized designation of your firm on the order form or forms for such Shares accompanying the funds transmitted for payment therefor (whether in the form of a check payable to the Bank or a withdrawal from an existing account at the Bank) to the special account established by the Company for the purpose of holding such funds. It is understood, of course, that payment of your fee will be made only out of compensation received by us for the Shares sold on behalf of the Company by you, as evidenced in accordance with the preceding sentence. The Bank has requested us to invite you to become a "Sponsoring Dealer," that is, a Selected Dealer who solicits offers which result in the sale on behalf of the Bank of at least ________ Shares. You may become a Sponsoring Dealer (subject to your fulfillment of the requirement in the preceding sentence) by checking the box on the confirmation at the end of this letter. If you become a Sponsoring Dealer, you shall be entitled to an additional fee in the amount of ___ percent

(______%) of the dollar amount of the Shares sold on behalf of the Company by you as evidenced in the manner set forth above.

          Each order form for the purchase of Shares must set forth the
                                                     ----
identity, address and tax identification number of each person ordering Shares
--------  -------     ------------------ ------
regardless of whether the Shares will be registered in street name or in the purchaser's name. Such order form should clearly identify your firm.

          As soon as practicable after all the Shares are sold, we will remit to you, out of our compensation as provided above, the fees to which you are entitled hereunder, including your Sponsoring Dealer fee.

          This offer is made subject to the terms and conditions herein set forth and is made only to Selected Dealers which are (i) members in good standing of the National Association of Securities Dealers, Inc. ("NASD") which agree to comply with all applicable rules of the NASD, including, without limitation, the NASD's Interpretation With Respect to Free-Riding and Withholding and Rule 2740 of the NASD's Conduct Rules, or (ii) foreign dealers not eligible for membership in the NASD which agree (A) not to sell any Shares within the United States, its territories or possessions or to persons who are citizens thereof or resident therein and (B) in making other sales to comply with the above-mentioned NASD Interpretation, Rules 2730, 2740 and 2750 of the above-mentioned Conduct Rules as if they were NASD members and Rule 2420 of such Conduct Rules as it applies to non-member brokers or dealers in a foreign country.

          Orders for Shares will be strictly subject to confirmation and we, acting on behalf of the Company, reserve the right in our absolute discretion to reject any order in whole or in part, to accept or reject orders in the order of their receipt or otherwise, and to allot. Neither you nor any other person is authorized by the Company, the Bank or by us to give any information or make any representations other than those contained in the Prospectus in connection with the sale of any of the Shares. No Selected Dealer is authorized to act as agent for us when soliciting offers to buy the Shares from the public or otherwise. No Selected Dealer shall engage in any stabilizing (as defined in Rule 10b-7 promulgated under the Securities Exchange Act of 1934) with respect to the Company's Common Stock during the offering.

          We and each Selected Dealer assisting in selling Shares pursuant hereto agree to comply with the applicable requirements of the Securities Exchange Act of 1934 and applicable rules and regulations issued by the Federal Reserve Board and the OTS. In addition, we and each Selected Dealer confirm that the Securities and Exchange Commission interprets Rule 15c2-8 promulgated under the Securities Exchange Act of 1934 as requiring that a prospectus be supplied to each person who is expected to receive a confirmation of sale 48 hours prior to delivery of such person's order form.

          We and each Selected Dealer further agree to the extent that our customers desire to pay for Shares with funds held by or to be deposited with us, in accordance with the interpretation of the Securities and Exchange Commission of Rule 15c2-4 promulgated under the Securities Exchange Act of 1934 either (a) upon receipt of an executed order form or direction to execute an order form on behalf of a customer to forward the syndicated community offering price for the Shares ordered on or before 12:00 noon on the business day following receipt or execution of an order form by us to the Bank for deposit in a segregated account or (b) to solicit indications of interest in which event (i) we will subsequently contact any customers indicating interest to confirm the interest and give instructions to execute and return an order form or to receive authorization to execute an order form on their behalf, (ii) we will mail acknowledgments of receipt of orders to each customer confirming interest on the business day following such confirmation, (iii) we will debit accounts of such customers on the fifth business day (the "debit date") following receipt of the confirmation referred to in (i), and (iv) we will forward completed order forms together with such funds to the Bank on or before 12:00 noon on the next business day following the debit date for deposit in a segregated account. We acknowledge that if the procedure in (b) is adopted, our customer's funds are not required to be in their accounts until the debit date. We and each Selected Dealer further acknowledge that, in order to use the foregoing "sweep arrangements," we comply with the net capital requirements for broker/dealers under Rule 15c3-1(a)(1) of the Securities Exchange Act of 1934.

          Unless earlier terminated by us, this Agreement shall terminate 45 full business days after the date hereof, but may be extended by us for an additional period or periods not exceeding 30 full business days in the aggregate. We may terminate this Agreement or any provisions hereof at any time by written or telegraphic notice to you. Of course, our obligations hereunder are subject to the successful completion of the offering, including the sale of all of the Shares.

          You agree that at any time or times prior to the termination of this Agreement you will, upon our request, report to us the number of Shares sold on behalf of the Company by you under this Agreement.

          We shall have full authority to take such actions as we may deem advisable in respect to all matters pertaining to the offering. We shall be under no liability to you except for lack of good faith and for obligations expressly assumed by us in this Agreement.

          Upon application to us, we will inform you as to the states in which we believe the Shares have been qualified for sale under, or are exempt from the requirements of, the respective blue sky laws of such states, but we assume no responsibility or obligation as to your rights to sell Shares in any state.

          Additional copies of the Prospectus and any supplements thereto will be supplied in reasonable quantities upon request.

          Any notice from us to you shall be deemed to have been duly given if mailed, telephoned or telegraphed to you at the address to which this Agreement is mailed.

This Agreement shall be construed in accordance with the laws of the State of New York.

          Please confirm your agreement hereto by signing and returning the confirmation accompanying this letter at once to us at Sandler O'Neill & Partners, L.P., Two World Trade Center, 104th Floor, New York, New York 10048. The enclosed duplicate copy will evidence the agreement between us.

     Very truly yours,

     SANDLER O'NEILL & PARTNERS, L.P.


     By:
        ---------------------------------------------